EXHIBIT 10.1(9)
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST
AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT
     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT (“Amendment”), dated as of May 2, 2011 (the “Effective Date”), is among A. H. BELO CORPORATION, THE PROVIDENCE JOURNAL COMPANY, PRESS-ENTERPRISE COMPANY, DENTON PUBLISHING COMPANY, DMI ACQUISITION SUB, INC., THE DALLAS MORNING NEWS, INC., and DFW PRINTING COMPANY, INC. (collectively, the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
RECITALS:
     A. The Borrowers, the other Loan Parties, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of January 30, 2009, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 18, 2009, the Second Amendment to Amended and Restated Credit Agreement dated as of December 3, 2009, the Third Amendment to Amended and Restated Credit Agreement dated as of August 18, 2010, and the Fourth Amendment to Amended and Restated Credit Agreement dated as of March 10, 2011 (collectively, the “Credit Agreement”), pursuant to which the Lenders have provided certain credit facilities to the Borrowers.
     B. To secure the Obligations, the Borrower, the other Loan Parties and the Administrative Agent entered into that certain Amended and Restated Pledge and Security Agreement dated as of January 30, 2009 (the “Security Agreement”).
     C. Subject to the terms of this Amendment, the Borrowers, the Administrative Agent and the Lenders hereby agree to amend the Credit Agreement and the Security Agreement as specifically provided herein.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
Definitions
     Section 1.1 Definitions. Term defined by the Credit Agreement, where used in this Amendment, to the extent not otherwise defined herein shall have the same meanings as are prescribed by the Credit Agreement.
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ARTICLE 2
Amendment
     Section 2.1 Amendment to 1.01 of the Credit Agreement. Effective as of the Effective Date, each of the following definitions contained in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows, respectively:
     “Applicable Rate” means, for any day, with respect to any CBFR Revolving Loan or Eurodollar Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption “CBFR Spread” or “Eurodollar Spread”, as the case may be, based upon the Borrowers’ Fixed Charge Coverage Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Company’s consolidated financial information for the Company’s fiscal quarter ending after March 31, 2011, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 1:

Fixed Charge Coverage		Eurodollar
Ratio	CBFR Spread	Spread
Category 1 ≥ 1.75 to 1.0	1.25%	2.25%

Category 2 < 1.75 to 1.0 but ≥ 1.25 to 1.0	1.50%	2.50%

Category 3 < 1.25 to 1.0	1.75%	2.75%
For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Company based upon the Company’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Fixed Charge Coverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Fixed Charge Coverage Ratio shall be deemed to be in Category 3 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver the annual or quarterly consolidated financial statements required to be delivered pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.
     “Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense, plus prepayments and scheduled principal payments on Indebtedness made during such period, plus expense for taxes paid in cash, plus Restricted Payments paid in cash (other than Restricted Payments made in accordance with the permissions of Section 6.08(a)(iv)), plus Capital Lease Obligation payments, all calculated for the Company and its Subsidiaries on a consolidated basis.
     “Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Adjusted EBITDA minus Capital Expenditures that are unfinanced or financed with Revolving
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Loans, minus cash contributions to any Plan (other than non-required cash contributions to any Plan made while no Revolving Loan is outstanding), to the extent not already deducted from Adjusted EBITDA to (b) Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
     “Funding Accounts” has the meaning assigned to such term in Section 4.01(g).
     “Maturity Date” means September 30, 2014 or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
     “Restructuring Costs” means severance expenses, and other charges reasonably acceptable to the Administrative Agent which are incurred by the Company and which do not exceed $5,000,000 during any fiscal year of the Company.
     “Trigger Period” means the period beginning on the date that Availability is less than $10,000,000 and ending on the date thereafter, if any, on which Availability has been equal to or greater than $15,000,000 for 60 consecutive days.
     Section 2.2 Deletion from Section 1.01 of the Credit Agreement. Effective as of the Effective Date, the definition of “Pension Reimbursement Payment” is deleted from Section 1.01 of the Credit Agreement.
     Section 2.3 Amendment to Section 2.12(a) of the Credit Agreement. Effective as of the Effective Date, Section 2.12(a) of the Credit Agreement is amended and restated to read in its entirety as follows:
     (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee in an amount equal to the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitments terminate, commencing on June 1, 2011. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. As used in this clause (a):
     “Commitment Fee Rate” means, as of any date of determination, a rate equal to: (i) 0.500% if the average daily amount of the Available Revolving Commitment for the calendar month most recently ended is greater than 50% of the Revolving Commitments and (ii) 0.375% if the average daily amount of the Available Revolving Commitment for the calendar month most recently ended is equal to or less than 50% of the Revolving Commitments. The Commitment Fee Rate shall be 0.500% for the period from May 2, 2011 until the Commitment Fee Rate is redetermined on June 1, 2011.
     Section 2.4 Amendment to Section 5.01(f) of the Credit Agreement. Effective as of the Effective Date, Section 5.01(f) of the Credit Agreement is amended and restated to read in its entirety as follows:
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     (f) as soon as available, but in any event not more than 60 days after the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company for each fiscal quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;
     Section 2.5 Amendment to Section 5.02 of the Credit Agreement. Effective as of the Effective Date, each reference to “$1,000,000” in Section 5.02 of the Credit Agreement is amended and restated to read “$5,000,000”.
     Section 2.6 Addition to Article VI of the Credit Agreement. Effective as of the Effective Date, a new Section 6.15 is added to the end of Article VI of the Credit Agreement and such new Section 6.15 shall read as follows:
     Section 6.15. Plan Contributions. The Borrowers will not, and will not permit any Subsidiary to, make any non-required cash contributions to any Plan at any time that (a) a Default exists or (b) a Revolving Loan is outstanding.
     Section 2.7 Amendment to Section 6.04(b) of the Credit Agreement. Effective as of the Effective Date, Section 6.04(b) of the Credit Agreement is amended and restated to read in its entirety as follows:
     (b) investments or other interests as described in Schedule 6.04;
     Section 2.8 Amendment to Section 6.04(l) of the Credit Agreement. Effective as of the Effective Date, Section 6.04(l) of the Credit Agreement is amended and restated to read in its entirety as follows:
     (l) other acquisitions, loans, advances, Guarantees or other investments made during any fiscal year in an aggregate amount not to exceed $10,000,000.
     Section 2.9 Amendment to Section 6.08(a) of the Credit Agreement. Effective as of the Effective Date, Section 6.08(a) of the Credit Agreement is amended and restated to read in its entirety as follows:
     (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except so long as no Default has occurred and is continuing or would result from the making of such Restricted Payment:
          (i) each Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;
          (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;
          (iii) the Company may declare and pay regularly scheduled cash dividends with respect to its Equity Interests so long as (A) the Company provides written notice to the Administrative Agent and the Lenders that the Board of Directors
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has authorized payment of such dividends, (B) such dividends are paid no more frequently than once every fiscal quarter, and (C) if a Revolving Loan is outstanding as of the date of the payment of the dividends, then (1) the Fixed Charge Coverage Ratio for Borrowers is equal to or greater than 1.0 to 1.0 and (2) Availability at the time of and after giving effect to such dividends is equal to or greater than $12,500,000; and
          (iv) the Borrowers may make other Restricted Payments so long as no Revolving Loan is outstanding as of the date of making such Restricted Payments.
For purposes of subclause (iii), the Fixed Charge Coverage Ratio shall be calculated as of the last day of the calendar month for which the most recent monthly financial statements were required pursuant to Section 5.01(c), giving pro forma effect to such proposed dividends.
     Section 2.10 Amendment to Section 6.08(b)(v) of the Credit Agreement. Effective as of the Effective Date, Section 6.08(b)(v) of the Credit Agreement is amended and restated to read in its entirety as follows:
     (v) [Intentionally Omitted.]
     Section 2.11 Amendment to Section 6.12 of the Credit Agreement. Effective as of the Effective Date, Section 6.12 of the Credit Agreement is amended and restated to read in its entirety as follows:
     Section 6.12 [Intentionally Omitted.]
     Section 2.12 Amendment to Section 6.13 of the Credit Agreement. Effective as of the Effective Date, the definition of “Testing Period” contained in Section 6.13 of the Credit Agreement is amended and restated to read in its entirety as follows:
     As used in this Section 6.13, the term “Testing Period” means the period beginning on the date that Availability is less than $7,500,000 and ending on the date thereafter, if any, on which Availability has been equal to or greater than $15,000,000 for 60 consecutive days.
     Section 2.13 Amendment to Schedules 3.06, 3.15, 6.04 and 6.09 to the Credit Agreement. Effective as of the Effective Date, Schedules 3.06, 3.15 and 6.09 to the Credit Agreement are amended and restated to read as Schedules 3.06, 3.15, and 6.09 attached hereto.
ARTICLE 3
Amendment to Security Agreement
     Section 3.1 Amendment to Section 1.3 of the Security Agreement. Effective as of the Effective Date, the following definition is added to Section 1.3 of the Security Agreement, which shall be deemed inserted in its appropriate alphabetical position and read as follows:
     “Alternative Cash Management Procedure” means, with respect to the Deposit Account Control Agreement for a Collateral Deposit Account and the Lock Box Agreement for a Lock Box, a cash management procedure (documented pursuant to a Deposit Account Control Agreement with a depository bank reasonably acceptable to the Administrative Agent and in form and substance reasonably satisfactory to the
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Administrative Agent) which provides that (i) for so long as (A) no Default has occurred and is continuing and (B) Availability is in excess of $10,000,000, all funds deposited into or collected through any such Lock Box or Collateral Deposit Account shall be deposited on a daily basis directly into the Borrower’s Funding Account, and (ii) at any time when (A) a Default has occurred and is continuing or (B) Availability is not in excess of $10,000,000, all funds deposited into or collected through any such Lock Box or Collateral Deposit Account shall be swept on a daily basis into a collection account maintained by such Grantor with the Administrative Agent.
     Section 3.2 Amendment to add Section 7.1(c) of the Security Agreement. Effective as of the Effective Date, a new Section 7.1(c) is added to the Security Agreement, which shall be deemed inserted immediately following Section 7.1(b) and read in its entirety as follows:
     (c) With respect to each Lock Box and Collateral Deposit Account, on and after the date when the Alternative Cash Management Procedure for such Lock Box or Collateral Deposit Account is established, all funds thereafter deposited into any such Lock Box or Collateral Deposit Account shall be administered as follows: (i) for so long as (A) no Default has occurred and is continuing and (B) Availability is in excess of $10,000,000, all funds deposited into or collected through any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account shall be deposited on a daily basis directly into the Borrower’s Funding Account, and (ii) at any time when (A) a Default has occurred and is continuing or (B) Availability is not in excess of $10,000,000, all funds deposited into or collected through any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account shall be swept on a daily basis into a collection account maintained by such Grantor with the Administrative Agent (the “Collection Account”).
     Section 3.3 Amendment to Section 7.3 of the Security Agreement. Effective as of the Effective Date, Section 7.3 of the Credit Agreement is amended and restated to read in its entirety as follows:
     Section 7.3 Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement; provided that, notwithstanding the foregoing, so long as no Default has occurred and is continuing and Availability is in excess of $10,000,000, collections which are received into the Collection Account shall instead be deposited into the Borrower’s Funding Account rather than applied (and allocated) pursuant to Section 2.10(b) of the Credit Agreement. The Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement, to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations, provided that, notwithstanding the foregoing, so long as no Default has occurred and is continuing and Availability is in excess of $10,000,000, such cash proceeds may instead by retained by the Borrower rather than deposited in such cash collateral account. No Grantor shall have any control whatsoever over such cash collateral account. Any such proceeds of the Collateral which are deposited in such cash collateral account shall be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent
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jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into such Grantor’s general operating account with the Administrative Agent. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any Lender to collect such deficiency.]
ARTICLE 4
Conditions
     Section 4.1 Conditions. The effectiveness of Articles 2 and 3 of this Amendment are subject to the satisfaction of the following conditions precedent:
          (a) the Administrative Agent shall have received this Amendment duly executed by the Borrowers and the Lenders;
          (b) the Administrative Agent shall have received evidence that each Borrower has the corporate authority to execute and deliver this Amendment and to perform its obligations hereunder;
          (c) the Administrative Agent shall have received amendment fees, for the account of the Lenders, in an aggregate amount equal to 0.50% of the Revolving Commitment of all Lenders;
          (d) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date; and
          (e) no Default shall exist.
ARTICLE 5
Other Agreements
     Section 5.1 Alternative Cash Management Procedure. As soon as possible and in any event not later than June 16, 2011, the Borrowers and the Administrative Agent shall cause the Deposit Account Control Agreement for each Collateral Deposit Account and the Lock Box Agreement for each Lock Box to be amended (or, at the Borrowers’ option, replaced with a depository bank reasonably acceptable to the Administrative Agent) in form and substance reasonably satisfactory to the Administrative Agent, to provide for the Alternative Cash Management Procedure (defined in Section 7.1 of the Security Agreement, as amended by this Amendment).
     Section 5.2 Acquired Property. The parties hereto acknowledge that the Borrower Representative has notified the Administrative Agent and the Lenders that a Loan Party has acquired or will acquire residential real property located in Thousand Oaks, California and improvements and fixtures thereon (the “Acquired Property”) in connection with an employee’s relocation. The Administrative Agent and the Lenders hereby agree that they will not require the Loan Parties to cause the Acquired Property to be subjected to a Lien securing the Secured Obligations or to take any action to grant or perfect Liens on the Acquired Property (other than to the extent a Lien on the Acquired Property is perfected by the UCC Financing Statements previously filed against the Loan Parties), and hereby waive any and all rights to do so under Section 5.12 of the Credit Agreement or otherwise.
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     Section 5.3 Ratifications. Each of the Loan Parties agrees that the terms and provisions of the Credit Agreement, the Security Agreement, and the other Loan Documents are ratified and confirmed and shall continue in full force and effect after giving effect to this Amendment. Each of the Loan Parties, the Administrative Agent and the Lenders agrees that each of the Credit Agreement and the Security Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms.
     Section 5.4 Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery, and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Loan Party and will not violate such Loan Party’s organizational or governing document, (b) the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof, in all material respects, as if made again on and as of the date hereof except for such representations and warranties limited by their terms to a specific date, and (c) no Default exists.
     Section 5.5 Survival of Representations and Warranties. All representations and warranties made in this Amendment, the Credit Agreement, or any other Loan Document, including any other Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender, or any closing, shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.
     Section 5.6 Reference to Credit Agreement. The Credit Agreement, the Security Agreement and each of the other Loan Documents, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference to the Credit Agreement or the Security Agreement in such agreements, documents, and instruments, whether direct or indirect, shall be a reference to the Credit Agreement or the Security Agreement, as applicable, as amended hereby. When effective pursuant to Section 4.1 hereof, this Amendment shall be a Loan Document.
     Section 5.7 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     Section 5.8 Effect of Amendment. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition, or duty by any Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty. Each of the Loan Parties (individually, a “Subject Loan Party”) hereby (a) consents to the execution and delivery of this Amendment by the other Loan Parties, (b) agrees that this Amendment shall not limit or diminish the obligations of the Subject Loan Party under its certain Loan Documents delivered in connection with the Credit Agreement or executed or joined in by the Subject Loan Party and delivered to the Administrative Agent, (c) reaffirms the Subject Loan Party’s obligations under each of such Loan Documents, and (d) agrees that each of such Loan Documents remains in full force and effect and is hereby ratified and confirmed.
     Section 5.9 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAW APPLICABLE TO NATIONAL BANKS.
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     Section 5.10 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Loan Parties, the Administrative Agent and the Lenders and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.
     Section 5.11 Counterparts. This Amendment may be executed in one or more counterparts, and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.
     Section 5.12 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment. A telecopy or other electronic transmission of any executed counterpart shall be deemed valid as an original.
     Section 5.13 Release. TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH OF THE LOAN PARTIES REPRESENTS AND WARRANTS THAT AS OF THE DATE OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO SUCH LOAN PARTY’S OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AMENDMENT AND RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT, THE LENDERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES, AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION, OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, AT LAW OR IN EQUITY, WHICH SUCH LOAN PARTY NOW HAS OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY.
     Section 5.14 Entire Agreement. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES
     HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
SIGNATURES FOLLOW
REMAINDER OF PAGE BLANK
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers in several counterparts effective as of the Effective Date specified in the preamble hereof.

BORROWERS: A. H. BELO CORPORATION
By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer

THE DALLAS MORNING NEWS, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

DENTON PUBLISHING COMPANY
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

DFW PRINTING COMPANY, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

DMI ACQUISITION SUB, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

PRESS-ENTERPRISE COMPANY
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

THE PROVIDENCE JOURNAL COMPANY
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

OTHER LOAN PARTIES: A. H. BELO MANAGEMENT SERVICES, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

AL DIA, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

THE BELO COMPANY
By:	Sandra J. Radcliffe
Sandra J. Radcliffe,
Treasurer/Assistant Secretary

BELO ENTERPRISES, INC.
By:	Sandra J. Radcliffe
Sandra J. Radcliffe,
Treasurer/Assistant Secretary

BELO INTERACTIVE, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

BELO INVESTMENTS II, INC.
By:	/s/ Sandra J. Radcliffe
Sandra J. Radcliffe,
Treasurer/Assistant Secretary

BELO TECHNOLOGY ASSETS, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

NEWS-TEXAN, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

PROVIDENCE HOLDINGS, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
President

TDMN NEW PRODUCTS, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

TRUE NORTH REAL ESTATE LLC By: A. H. Belo Management Services, Inc., its sole member
By:	/s/ Alison K. Engel
Alison K. Engel Senior Vice President/
Chief Financial Officer

WASHINGTON STREET GARAGE CORPORATION
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

ADMINISTRATIVE AGENT AND LENDERS: JPMORGAN CHASE BANK, N.A., individually, as a Lender, Administrative Agent, Issuing Bank and Swingline Lender
By:	/s/ Jeff A. Tompkins
	Name:	Jeff A. Tompkins
	Title:	Vice President

CAPITAL ONE, N.A., as a Lender
By:	/s/ Shannan Pratt
	Name:	Shannan Pratt
	Title:	Senior Vice President